UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 23, 2015
QuickLogic Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-22671	77-0188504
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1277 Orleans Drive, Sunnyvale, CA		94089-1138
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (408) 990-4000
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders
The 2015 Annual Meeting of Stockholders of QuickLogic Corporation was held on Thursday, April 23, 2015. The following matters were voted upon at the meeting:

(i)	The following nominees were elected to hold office as Class I directors until the date on which the Annual Meeting of Stockholders is held in 2018:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Michael R. Farese	15,168,763	398,314	33,015,518
Andrew J. Pease	15,358,368	208,709	33,015,518
Daniel A. Rabinovitsj	15,367,563	199,514	33,015,518

(ii)	Approval of an amendment to the 2009 Stock Plan to, among other things, reserve an additional 2,500,000 shares of common stock for issuance under the 2009 Stock Plan.

Votes For	12,322,820
Votes Against	2,449,780
Abstentions	794,477
Broker Non-Votes	33,015,518

(iii)	Approval of an amendment to the 2009 Employee Stock Purchase Plan to reserve an additional 1,000,000 shares of common stock for issuance under the 2009 Employee Stock Purchase Plan.

Votes For	12,535,830
Votes Against	2,284,616
Abstentions	746,631
Broker Non-Votes	33,015,518

(iv)	The ratification of BDO USA, LLP as the independent registered public accounting firm of QuickLogic Corporation for the fiscal year ending January 3, 2016.

Votes For	48,228,979
Votes Against	158,477
Abstentions	195,139

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 28, 2015	QuickLogic Corporation

/s/ Ralph S. Marimon
Ralph S. Marimon
Vice President of Finance and Chief Financial Officer

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